AMERICAN ACCESS TECHNOLOGIES, INC. AND SUBSIDIARY

             STATEMENT RE: COMPUTATION OF NET LOSS PER COMMON SHARE
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                                                                                           Year Ended
                                                                                          December 31,
                                                                                      1998            1997
                                                                                      ----            ----
Net Loss                                                                          $    (492,814)   $  (256,774)

Cumulative Preferred Stock Dividend                                                    (104,167)             -

Beneficial Conversion Preferred Stock Dividend                                         (781,250)             -
                                                                                  -------------   ------------
                                                                                  $  (1,378,231)   $  (256,774)
                                                                                  =============   ============

Weighted Average Common Shares Outstanding                                            2,992,500      3,033,000

Adjustments to Reflect Requirements of the Securities and Exchange
   Commission SAB 83:
      Common stock issued to director within the period                                       -         50,000

Common Shares Issued to Acquire Omega Metals, Inc.                                      226,470        226,470
                                                                                  -------------   ------------
   Total Weighted Average Number of Common Shares and Equivalents                     3,218,970      3,309,470
                                                                                  =============   ============
Net Loss per Common Share                                                          $       (.43)   $      (.08)
                                                                                  =============   ============
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